UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 31, 2014, Doosan Infracore Co., Ltd. (“Doosan”) and PSI International, LLC, a subsidiary of Power Solutions International, Inc. (the “Company”), entered into an addendum to the Supply Agreement by and between Doosan and the PSI International, LLC, dated as of December 11, 2007, as amended (the “Addendum”). The Addendum extends the term of the Supply Agreement to 2018.

The Addendum is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing summary of the Addendum is qualified in its entirety by the complete text of the Addedum filed herewith.

For further information regarding the Supply Agreement, see the copy of the Supply Agreement (as previously amended) filed as Exhibit 10.12 to Amendment No. 4 to the Company’s Current Report on Form 8-K dated April 29, 2011, filed with the Commission on August 12, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Addendum dated as of July 31, 2014, to Supply Agreement dated December 11, 2007, by and between PSI International, LLC and Doosan Infracore Co., Ltd., as amended. †

†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer

Dated: August 6, 2014